SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 20, 2007

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Regulatory Stipulation

On September 20, 2007, Northwest Natural Gas Company (the “Company” or “NW Natural”) announced that it has received approval from the Public Utility Commission of Oregon to extend the Company’s weather normalization mechanism and the Company’s conversation tarriff, commonly referred to as a decoupling mechanism, until October 31, 2012. As part of a stipulated agreement between NW Natural, commission staff, and various customer and environmental groups, the parties agreed to extend both mechanisms and for NW Natural to not file a general rate case prior to September 1, 2011, with certain agreed upon exceptions for extraordinary events that would require NW Natural to make significant investments on behalf of ratepayers. The agreement not to file a general rate case does not affect the Company’s ability to seek annual rate adjustments under the existing purchased gas adjustment mechanism in Oregon.

The press released dated September 20, 2007 is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated September 20, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: September 20, 2007	/s/ DAVID H. ANDERSON
David H. Anderson
Senior Vice President and Chief Financial Officer

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